Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT (SECOND LIEN)

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (SECOND LIEN) (this “Amendment”), dated as of October 2, 2015, is between ELIZABETH ARDEN, INC., a Florida corporation (the “Borrower”), and JPMORGAN CHASE BANK, N.A. (the “Bank”).

RECITALS:

A. The Borrower and the Bank have entered into that certain Credit Agreement (Second Lien) dated as of June 12, 2012 (as amended by that certain First Amendment to Credit Agreement (Second Lien) dated as of February 11, 2013, that certain Second Amendment to Credit Agreement (Second Lien) dated as of January 16, 2014, that certain Third Amendment to Credit Agreement (Second Lien) dated as of March 28, 2014 and as the same may be further amended or otherwise modified, the “Agreement”).

B. The Borrower has requested that the Bank amend certain provisions of the Agreement and the Bank has agreed to do so on and subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE I.

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments

Section 2.1 Amendments to Section 1.01 of the Agreement.

(a) The following definitions are hereby added to Section 1.01 of the Agreement in alphabetical order to read in full as follows:

“Applicable Margin” means, with respect to either Type of Loan, the applicable margin (expressed in basis points) in the column below for the applicable Type of Loan and opposite the Debt Service Pricing Ratio set forth in the table below that corresponds with the actual Debt Servicing Pricing Ratio set forth in the certificate most recently delivered by the Borrower pursuant to Section 5.01(c) of the Revolving Credit Agreement:

Tier	Debt Service Pricing Ratio	LIBOR Loans	Base Rate Loans

I	Greater than or equal to 1.00:1.00	300.0	150.0

II	Less than 1.00:1.00	500.0	350.0

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Each Applicable Margin shall be determined by reference to Tier II for the period from the Fourth Amendment Effective Date until the first business day of the month following the day when the certificate required in connection with the monthly financial statements is delivered under Section 5.01(c) of the Revolving Credit Agreement for each month end which corresponds with the end of each fiscal quarter end, beginning with such financial statements delivered for the month ended as of September 30, 2015. On such date, each Applicable Margin shall change in accordance with the Debt Service Pricing Ratio set forth therein and the table set forth above. Thereafter, each Applicable Margin shall change commencing on the first business day of the month following the date when a certificate required by Section 5.01(c) of the Revolving Credit Agreement is delivered, such change to be made in accordance with the Debt Service Pricing Ratio set forth therein and the table set forth above; provided, however, if any certificate is not received by the date required by Section 5.01(c) of the Revolving Credit Agreement, the Applicable Margins shall revert to Tier II until delivery of the next certificate. If it is ever subsequently determined that such financial statements did not accurately report the information necessary to determine the Debt Service Pricing Ratio and as a result thereof, the Debt Service Pricing Ratio utilized to determine the Applicable Margin was not correct and resulted in the Applicable Margin being different than it should have been if the Debt Service Pricing Ratio was accurately determined, the Borrower shall pay to the Bank the amount that would have been due (or, alternatively, the Bank shall reimburse the Borrower for the amount of any excess) under the terms hereof if the Debt Service Pricing Ratio was calculated correctly. A certificate of the Bank setting forth the amount or amounts (including a reasonably detailed calculation thereof) of any such difference shall be delivered to the Borrower and the Borrower shall pay the Bank (or the Bank shall reimburse the Borrower) the amount shown as due on any such certificate within 10 days after receipt thereof.

“Debt Service Pricing Ratio” means the “Debt Service Pricing Ratio” as defined in the Revolving Credit Agreement.

“Fourth Amendment Effective Date” means October 2, 2015.

(b) The definition of “Commitment Fee Rate” contained in Section 1.01 of the Agreement shall be deleted in its entirety.

(c) The following definitions contained in Section 1.01 of the Agreement are amended and restated in their entirety to read in full as follows:

“Commitment” means the obligation of the Bank to make advances of funds to the Borrower under Section 2.01 hereunder in the aggregate principal amount not to exceed $25,000,000 outstanding at any time.

“Termination Date” means October 15, 2016.

Section 2.2 Amendment to Section 2.01 of the Agreement. Section 2.01 of the Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 2.01 Commitments to Lend. For the period from the Effective Date to and including the Fourth Amendment Effective Date, the Bank agrees, on the terms and conditions set forth in this Agreement, to make a single advance to the Borrower in an amount not to exceed the Commitment. Notwithstanding anything herein to the contrary, as of the first business day following the Fourth Amendment Effective Date, the Borrower shall not be permitted to request further advances, and the Bank shall not be required to make further advances, in each case under this Section 2.01. Each advance under the Loan shall be made in Dollars.

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Section 2.3. Amendments to Section 2.06 of the Agreement. Section 2.06 of the Agreement is hereby amended as follows:

(a) Subsection (a) of Section 2.06 of the Agreement is hereby amended by replacing the reference therein to “one and three-quarters percent (1.75%)” with a reference to “the Applicable Margin”.

(b) Subsection (b) of Section 2.06 of the Agreement is hereby amended by replacing the reference therein to “three and one-quarter percent (3.25%)” with a reference to “the Applicable Margin”.

Section 2.4. Deletion of Section 2.12 of the Agreement. Section 2.12 of the Agreement is hereby deleted in its entirety from the Agreement.

Section 2.5. Amendment to Section 4.04(d) of the Agreement. Section 4.04(d) of the Agreement shall be amended and restated in its entirety to read in full as follows:

(d) [Intentionally omitted.]

Section 2.6. Amendment to Section 4.06 of the Agreement. Section 4.06 of the Agreement shall be amended and restated in its entirety to read in full as follows:

Section 4.06 Subsidiaries. Each of the Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate, limited liability or limited partnership powers, as applicable, and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that all failures to comply with the foregoing would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. As of the Effective Date, all the Borrower’s Subsidiaries are reflected on Schedule 4.06.

ARTICLE III.

Conditions Precedent

Section 3.1. Conditions. The effectiveness of Article II of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Borrower shall have requested one or more Loans from the Bank so that the aggregate principal amount of Loans outstanding under the Agreement shall be $25,000,000 as of the Fourth Amendment Effective Date;

(b) The Bank shall have received this Amendment duly executed by the Borrower;

(c) The Bank shall have received a security agreement, in form and substance reasonably satisfactory the Bank, granting a Lien to the Bank in the Curve Marks (the “Curve Security Agreement”). As used herein, “Curve Marks” means the trademarks, trade names, service marks and trademark applications and registrations for the Curve brand and certain other assets solely related to such trademarks, trade names, service marks and trademark applications and registrations acquired by the Borrower from Liz Claiborne, Inc., L.C. Licensing, Inc. and Liz Claiborne Cosmetics, Inc. (collectively, the “Liz Claiborne Parties”) pursuant to that certain Amendment to License Agreement dated as of August 10, 2011, by and among the Liz Claiborne Parties, Juicy Couture, Inc., Lucky Brand Dungarees, Inc. and the Borrower, as further described in the Curve Security Agreement;

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(d) The Bank shall have received an amended and restated promissory note payable to the Bank in the amount of the Commitment, after giving effect to this Amendment, duly executed and delivered by the Borrower;

(e) The Bank shall have received such documents and certificates as the Bank or its counsel may reasonably request relating to the organization, existence and good standing of Borrower and the authorization of the transactions contemplated by this Amendment and the Curve Security Agreement, all in form and substance satisfactory to the Bank and its counsel;

(f) The Borrower shall have paid or reimbursed the Bank for (i) all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including, without limitation, all fees owed to the Bank or its affiliates in connection with the execution of this Amendment and (ii) all reasonable fees and expenses of the Bank and its affiliates in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of the Bank’s counsel;

(g) The representations and warranties contained herein and in all other Loan Documents (other than Section 4.04(c) and Section 4.10 (solely with respect to Section 4.04(c) of the Revolving Credit Agreement) of the Agreement), as amended hereby, shall be true and correct in all material respects (which materiality exception will not apply to representations qualified by materiality standards) as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to an earlier date (which representations and warranties shall be true and correct in all material respects as of such earlier date); and

(h) No Default shall exist.

ARTICLE IV.

Miscellaneous

Section 4.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Bank agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Section 4.2. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows: (a) no Default exists; and (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents (other than Section 4.04(c) and Section 4.10 (solely with respect to Section 4.04(c) of the Revolving Credit Agreement) of the Agreement) are true and correct in all material respects (which materiality exception will not apply to representations qualified by materiality standards) on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to an earlier date (which representations and warranties are true and correct in all material respects as of such earlier date).

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Section 4.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

Section 4.4. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 4.5. Expenses of Bank. To the extent set forth in Section 8.03 of the Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Bank in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable costs and fees of the Bank’s legal counsel.

Section 4.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.7. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 4.8. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Bank, the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank. Any assignment in violation of this Section 4.8 shall be void.

Section 4.9. Effectiveness; Counterparts. This Amendment shall become effective when the Bank shall have received this Amendment duly executed by the Borrower and the Bank. This Amendment may be executed in one or more counterparts and on telecopy or other electronic counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.10. Effect of Waiver. No consent or waiver, express or implied, by the Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 4.11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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Section 4.12. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Signature Pages Follow]

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Executed as of the date first written above.

ELIZABETH ARDEN, INC., as the Borrower

By:	/s/ Marcey Becker
Marcey Becker, Senior Vice President, Finance & Corporate Development

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT (SECOND LIEN) - ELIZABETH ARDEN, INC.]

JPMORGAN CHASE BANK, N.A. (formerly JPMorgan Chase Bank), as the Bank

By:	/s/ Christy L. West
Christy L. West, Authorized Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT (SECOND LIEN) - ELIZABETH ARDEN, INC.]